UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 22, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15803	84-1318182
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02. Results of Operations and Financial Condition
     On May 22, 2006, the Company filed Amendment No. 1 to its Form 10-Q for the three months ended March 31, 2006 previously filed on May 10, 2006, to incorporate by reference certain revised risk factor and revised business description disclosures set forth in the Company’s Preliminary Prospectus Supplement dated May 16, 2006 (Subject to Completion) to Prospectus dated May 8, 2006 filed with the Commission under Rule 424(b)(5) (Registration No. 333-133729) on May 16, 2006. All risk factors and descriptions of the Company’s business found in prior filings are superseded by these revised disclosures.
Item 8.01. Other Events
     On May 22, 2006 the Company announced that it had withdrawn its proposed public offering of 15,495,867 shares of its common stock that it had previously announced on May 16, 2006.
     On May 22, 2006, the Company announced that it had received FDA clearance under a Special Protocol Assessment to initiate its CoFactor Phase III Clinical Trial. In addition, the Company announced that it remains on track to initiate the Phase III clinical trial in Q2 2006.
     The press releases issued by the Company on May 22, 2006 with respect to these matters are included with this report as exhibits.
Item 9.01. Financial Statements and Exhibits.
(d)	The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Evan M. Levine
	Name:	Evan M. Levine
	Title:	President & Chief Executive Officer May 22, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of the Company dated May 22, 2006 re withdrawal of common stock offering.

99.2	Press Release of the Company dated May 22, 2006 re FDA Special Protocol Assessment